UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 12, 2019

NEXTDECADE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36842	46-5723951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana Street, Suite 3900, Houston, Texas 77002
(Address of Principal Executive Offices) (Zip Code)

(713) 574-1880
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $0.0001 par value	NEXT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.            Submission of Matters to a Vote of Security Holders.

Annual Meeting of Stockholders

On July 12, 2019, NextDecade Corporation (the “Company”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”).  The matters voted upon and the results of the voting at the Annual Meeting were as follows:

Proposal 1:  The election of three Class B directors to serve on the Company’s board of directors (the “Board”) for terms of three years or until their successors are duly elected and qualified or until the earlier of their death, resignation or removal, and the election of one Class A director, previously elected by the Board, to serve the remainder of his term as a Class A director ending in 2021 or until his successor is duly elected and qualified or until the earlier of his death, resignation or removal.

Director Nominee	For	Withheld	Broker Non-Votes
Taewon Jun - Class A director	106,771,413	5,298	1,206,496
David Gallo – Class B director	105,636,470	1,140,241	1,206,496
David Magid – Class B director	105,822,725	953,986	1,206,496
Eric S. Rosenfeld – Class B director	105,551,320	1,225,391	1,206,496

Proposal 2:  Approval of amendments to the Company’s Certificate of Designations of Series A Convertible Preferred Stock to, among other things, modify certain terms relating to the voting rights of Series A Convertible Preferred Stock (the “Series A Preferred Stock”).

For	Against	Abstain	Broker Non-Votes
106,754,416	2,370	19,925	1,206,496

Proposal 3:  Approval of amendments to the Company’s Certificate of Designations of Series B Convertible Preferred Stock to, among other things, modify certain terms relating to the voting rights of Series B Convertible Preferred Stock (the “Series B Preferred Stock”).

For	Against	Abstain	Broker Non-Votes
106,754,416	11,370	10,925	1,206,496

Proposal 4:  Ratification and approval of the reappointment of Grant Thornton LLP as the Company’s independent registered public accountants and auditors for the fiscal year ending December 31, 2019.

For	Against	Abstain	Broker Non-Votes
107,957,525	24,691	991	0

At the Annual Meeting, Matthew Schatzman, Chairman of the Board and Chief Executive Officer of the Company, paid tribute to Kathleen Eisbrenner, the former Chairman of the Board and a Class B director who passed away in May 2019.

Special Meeting of Stockholders

On July 12, 2019, the Company held a special meeting of holders of its Series A Preferred Stock and Series B Preferred Stock (the “Special Meeting”).  The matters voted upon by the holders of the Series A Preferred Stock and the Series B Preferred Stock and the results of their voting at the Special Meeting were as follows:

Proposal 1:  Ratification and approval by the holders of Series A Preferred Stock to increase the number of authorized shares of Series A Preferred Stock from 50,000 to 166,364, effective as of August 9, 2018, an increase of 116,364 shares, which is the number of shares issued as origination fees pursuant to Series A Preferred Stock purchase agreements or backstop commitment agreements and shares issued or issuable as dividends paid-in-kind with respect to Series A Preferred Stock.

For	Against	Abstain
50,000	0	0

Proposal 2:  Ratification and approval by the holders of the Series B Preferred Stock to increase the number of authorized shares of the Series B Preferred Stock from 50,000 to 166,364, effective as of September 28, 2018, an increase of 116,364 shares, which is the number of shares issued as origination fees pursuant to Series B Preferred Stock purchase agreements and shares issued or issuable as dividends paid-in-kind with respect to Series B Preferred Stock.

For	Against	Abstain
50,000	0	0

Item 9.01.            Financial Statements and Exhibits.

(d)  Exhibits.

3.1	Certificate of Amendment to Certificate of Designations of Series A Convertible Preferred Stock of NextDecade Corporation

3.2	Certificate of Amendment to Certificate of Designations of Series B Convertible Preferred Stock of NextDecade Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 15, 2019

NEXTDECADE CORPORATION

By:	/s/ Krysta De Lima
Name: Krysta De Lima
Title: General Counsel